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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



             Date of earliest event reported: March 16, 2004



                            PRESIDENT CASINOS, INC.
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            (Exact name of registrant as specified in its charter)


              Delaware            0-20840           51-0341200
          ---------------    ----------------    ----------------
          (State or other    (Commission File    (I.R.S. Employer
          jurisdiction of         Number)         Identification
           organization)                              Number)


           802 North First Street, St. Louis, Missouri    63102
         ---------------------------------------------------------
            (Address of principal executive offices)    (Zip code)

                              (314) 622-3000
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             (Registrant's telephone number, including area code)


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Item 5.  Other Items.

  On March 16, 2004, President Casinos, Inc. announced that it has sold the 179-room Broadwater Tower Hotel for $6.5 million to Ocean Beach Club at Biloxi, LLC, Michael Mayer and Drake Leddy, managing partners. The President's other hotel, the 333-room President Broadwater Resort, is not included in this transaction.

The net proceeds will be used to reduce the debt of the Company's subsidiary, President Broadwater Hotel, LLC. The Company has also entered into an initial seven-month lease with the new owners whereby the Company will continue to operate Broadwater Tower Hotel with options for additional extensions. A copy of the Company's press release dated March 16, 2004, is included as Exhibit
99.1 hereto.

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.  Not applicable.

(b)  Pro forma financial information.  Not applicable.

(c)  Exhibits.  See Exhibit Index.


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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 16, 2004

                                 PRESIDENT CASINOS, INC.

                                 By: /s/ Ralph J. Vaclavik
                                 -------------------------------------------
                                 Ralph J. Vaclavik, Senior Vice President
                                 and Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit
Number     Description

  10.1 Agreement for Purchase and Sale of Property, dated June 24, 2003, between Site Realty, Inc., a subsidiary of Morgan Niko, Inc. and President Broadwater Hotel, LLC.

  10.2 Amendment to Agreement for Purchase and Sale of Property, dated October 27, 2003, by and between President Broadwater Hotel, LLC and Site Realty, Inc.

  10.3 Second Amendment to Agreement for Purchase and Sale of Property dated January 15, 2004, by and between President Broadwater Hotel, LLC and Site Realty, Inc.

  99.1     Press Release dated March 16, 2004.